UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 10, 2007
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.04 Triggering Events that Accelerate or Increase Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     As previously disclosed in the press release attached as an exhibit to its Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 9, 2007, Tarragon Corporation (the “Company”) has not made its August 2007 debt service payments as well as certain other vendor payments.
     On August 10, 2007, the Company received a notice of default and demand from Barclays Capital Real Estate Inc. (“Barclays”) related to six promissory notes (the “Barclays Notes”) made in favor of Barclays by certain direct or indirect wholly owned subsidiaries of the Company (the “Group I Subsidiaries”). At July 31, 2007, the aggregate amount outstanding under the Barclays Notes was approximately $163.2 million, including the unpaid principal balance and accrued interest payable under each Barclays Note. In the connection with the Barclays Notes, the Company entered into an Amended and Restated Performance Guaranty (the “Barclays Guaranty”), dated October 10, 2006, in favor of Barclays. The notice of default and demand alleges that the Group I Subsidiaries failed to make payments due August 9, 2007, but does not accelerate the Barclays Notes. Instead, the notice makes a demand for immediate payment by the Company of $15 million, together with interest, fees, expenses and other charges, which is the maximum amount payable by the Company under the Barclays Guaranty.
     On August 10, 2007, the Company received seven acceleration notices from General Electric Capital (“GECC”) related to certain loan agreements (the “GECC Loan Agreements”) that were previously executed by certain direct or indirect wholly owned subsidiaries of the Company (the “Group II Subsidiaries”). Due to each Group II Subsidiary’s alleged failure to pay when due its interest payment for the month of August 2007, the acceleration notices state that GECC has elected to accelerate the amounts outstanding under the GECC Loan Agreements and, consequently, the entire amount outstanding is now immediately due and payable. At July 31, 2007, the aggregate amount outstanding under the GECC Loan Agreements was approximately $185.7 million, including the unpaid principal balance and any accrued interest payable under each GECC Loan Agreement.
     On August 10, 2007 and August 13, 2007, the Company received eight acceleration notices from Fannie Mae (“Fannie Mae”) related to certain promissory notes (the “Multifamily Notes”) that were previously executed by certain direct or indirect wholly owned subsidiaries of the Company (the “Group III Subsidiaries”). Due to each Group III Subsidiary’s alleged failure to pay when due its monthly payment for the month of August 2007, the acceleration notices state that Fannie Mae has elected to declare the entire amount of outstanding indebtedness under each Multifamily Note immediately due and payable without further demand. At July 31, 2007, the aggregate amount outstanding under the Multifamily Notes was approximately $65.8 million, including the unpaid principal balance and any accrued interest payable under each Multifamily Note. In connection with the notice, Fannie Mae has terminated the Company’s license to collect rents from the properties owned by each of the Group III Subsidiaries. The Group III Subsidiaries have also been instructed by Fannie Mae to hold any rents for Fannie Mae and to apply such rents to either (1) bona fide operating expenses owing to third parties in connection with the operation of the properties or (2) the repayment of the outstanding indebtedness under the Multifamily Notes. In connection with this alleged default and pursuant to corresponding guarantees between the Company and Fannie Mae, Fannie Mae is alleging that the Company is liable to Fannie Mae with full recourse for, among other things, (1) all rents not applied first to the payment of reasonable operating expenses as such operating expenses become due and payable under the Multifamily Notes and related documents and (2) each Schedule III Subsidiary’s failure, following default, to deliver to Fannie Mae on demand all rents and security deposits relating to the properties.

     In addition to the foregoing acceleration and demand notices, the Company has also received from various lenders during the month of August seven notices alleging default on the part of the Company or its direct or indirect subsidiaries, each of which has reserved the rights of the lender with respect to such indebtedness, but none of which has made demand for payment. At July 31, 2007, the aggregate outstanding principal amount of such indebtedness was approximately $515.4 million, including the unpaid principal balances and any accrued interest.
     The alleged events of default described above constitute a cross-default or event of default under certain of the Company’s other loan agreements, indentures, mortgages and other evidences of indebtedness, and the lenders that are parties thereto may elect to exercise their rights and remedies thereunder. At July 31, 2007, the Company and its consolidated subsidiaries had approximately $1.6 billion of outstanding indebtedness, including the indebtedness described above.
     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 13, 2007, the Company received a Nasdaq Staff Determination notice stating that the Company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended June 30, 2007, and its common stock is therefore subject to delisting from The NASDAQ Global Select Market, unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel.
     The Company intends to request a hearing to review the NASDAQ Staff Determination. Pending a decision by the NASDAQ Listing Qualifications Panel, the Company’s common stock will remain listed on The NASDAQ Global Select Market. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for continued listing.
     Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 14, 2007, Director Robert C. Rohdie resigned from the Board of Directors of the Company, effective immediately. Mr. Rohdie’s resignation did not identify any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Robert P. Rothenberg
Robert P. Rothenberg
President and Chief Operating Officer

Date: August 15, 2007

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